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                                                                    Exhibit 21.1

                               eDiets.com, Inc.

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

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                 NAME                                   JURISDICTION
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               eDiets, Inc.                                Delaware
          eDiets, B.V.I., Inc.                      British Virgin Islands
            DietSmart, Inc.                                Delaware